Exhibit 99.2

675 Bering Dr. Suite 400
Houston, Texas 77057
CONTACT:	William George	713-830-9600
	Chief Financial Officer	Fax 713-830-9696
(713) 830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA DECLARES QUARTERLY DIVIDEND

Houston, TX — February 27, 2014 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced that its board of directors declared a quarterly dividend of $0.055 per share on Comfort Systems USA, Inc. common stock.  The dividend is payable on March 21, 2014 to shareholders of record at the close of business on March 10, 2014.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 88 locations in 79 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.